COLFAX REPORTS RECORD THIRD QUARTER 2013 RESULTS
FULTON, MD - October 24, 2013 - Colfax Corporation (NYSE: CFX) today announced its financial results for the third quarter ended September 27, 2013. On a year-over-year basis, highlights for the third quarter and year-to-date period include:
Third Quarter of 2013 (all comparisons versus the third quarter of 2012)

•
Net income of $50.4 million ($0.48 per dilutive share); adjusted net income (as defined below) of $64.1 million ($0.56 per share), which includes a non-cash 4 cents per share gain related to a discrete deferred tax benefit

•	Net sales of $1.015 billion, an increase of 6.3% from Q3 2012 net sales (an organic increase of 3.0%)

•	Operating income of $102.8 million; adjusted operating income (as defined below) of $112.2 million

•	Third quarter gas- and fluid-handling orders of $533.3 million compared to orders of $443.8 million in Q3 2012, an increase of 20.2% (an organic increase of 16.4%)

•	Gas- and fluid-handling backlog of $1.447 billion at period end
Nine Months Ended September 27, 2013 (all comparisons versus the nine months ended September 28, 2012)

•	Net income of $126.2 million ($1.23 per dilutive share); adjusted net income (as defined below) of $159.7 million ($1.41 per share)

•	Net sales of $3.036 billion, an increase of 5.2% from net sales for the nine months ended September 28, 2012 (an organic increase of 0.1%)

•	Operating income of $286.8 million; adjusted operating income (as defined below) of $307.0 million

•	Gas- and fluid-handling orders of $1.514 billion, an increase of 2.6%
Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Steve Simms, President and Chief Executive Officer, stated, “We are pleased to report another strong quarter operationally in both segments. Strong order trends and organic revenue growth in the gas- and fluid- handling segment speak to the strength of that business.  While revenues in fabrication technology fell short of expectations, we were again able to improve margins through our cost reduction programs.  However, we expect tepid demand trends to continue in this segment for the balance of the year.  Across the organization, we continue to drive the steps necessary to build long-term sustainable growth.  Additionally, we are very excited about our recently announced acquisitions and we remain focused on our stated bolt-on acquisition strategy.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth (decline). Adjusted net income, adjusted net income per share and adjusted operating income exclude asbestos coverage litigation expense, restructuring and other related charges, expenses related to the Charter acquisition and fair value adjustments related to the ESAB and Howden inventory and backlog amortization expense to the extent they impact the periods presented. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 21.7% and 26.2% for the three and nine months ended September 27, 2013, respectively, and 25.3% and 29.0% for the third quarter and nine months ended September 28, 2012, respectively. Organic sales growth and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of asbestos insurance coverage issues, expenses and significant year-one fair value adjustment amortization expense related to the Charter acquisition and major restructuring programs.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, October 24, 2013 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 79579503, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2012 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.
Contact:
Farand Pawlak, Director of Investor Relations
Colfax Corporation
301-323-9054
Farand.Pawlak@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012

Net sales	$1,014,570	$954,440	$3,035,831	$2,886,459
Cost of sales	694,276	666,453	2,086,990	2,041,904
Gross profit	320,294	287,987	948,841	844,555
Selling, general and administrative expense	208,132	217,143	641,835	661,191
Charter acquisition-related expense	—	—	—	43,617
Restructuring and other related charges	8,737	15,865	17,428	43,066
Asbestos coverage litigation expense	627	3,313	2,801	8,840
Operating income	102,798	51,666	286,777	87,841
Interest expense	17,536	23,557	58,879	68,280
Income before income taxes	85,262	28,109	227,898	19,561
Provision for income taxes(1)	19,787	13,610	62,948	86,891
Net income (loss)	65,475	14,499	164,950	(67,330)
Less: income attributable to noncontrolling interest, net of taxes	10,000	5,405	23,448	16,808
Net income (loss) attributable to Colfax Corporation	55,475	9,094	141,502	(84,138)
Dividends on preferred stock	5,086	5,072	15,254	13,879
Net income (loss) available to Colfax Corporation common shareholders	$50,389	$4,022	$126,248	$(98,017)
Net income (loss) per share- basic	$0.49	$0.04	$1.25	$(1.09)
Net income (loss) per share- diluted	$0.48	$0.04	$1.23	$(1.09)
__________
(1) Provision for income taxes for the nine months ended September 28, 2012 was significantly impacted by the reassessment of certain deferred tax assets as of the date of the Charter acquisition, which resulted in an increase in the Company's valuation allowance, and the Charter acquisition-related expenses that are either not deductible for tax purposes or were incurred in jurisdictions where no tax benefit can be recognized.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Adjusted Operating Income
Operating income	$102,798	$51,666	$286,777	$87,841
Restructuring and other related charges	8,737	15,865	17,428	43,066
Charter acquisition-related expense	—	—	—	43,617
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	14,455	—	62,582
Asbestos coverage litigation expense	627	3,313	2,801	8,840
Adjusted operating income	$112,162	$85,299	$307,006	$245,946
Adjusted operating income margin	11.1%	8.9%	10.1%	8.5%

Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) attributable to Colfax Corporation	$55,475	$9,094	$141,502	$(84,138)
Restructuring and other related charges	8,737	15,865	17,428	43,066
Charter acquisition-related expense	—	—	—	43,617
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	14,455	—	62,582
Asbestos coverage litigation expense	627	3,313	2,801	8,840
Tax adjustment(1)	(714)	(2,025)	(2,068)	35,320
Adjusted net income	64,125	40,702	159,663	109,287
Adjusted net income margin	6.3%	4.3%	5.3%	3.8%
Dividends on preferred stock	5,086	5,072	15,254	13,879
Adjusted net income available to Colfax Corporation common shareholders	59,039	35,630	144,409	95,408
Less: adjusted net income attributable to participating securities(2)	—	4,582	4,571	12,256
	$59,039	$31,048	$139,838	$83,152
Weighted-average shares outstanding - diluted	115,384,669	94,791,928	99,281,670	90,829,160
Adjusted net income per share	$0.56	$0.33	$1.41	$0.92

Net income (loss) per share— diluted (in accordance with GAAP)	$0.48	$0.04	$1.23	$(1.09)
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 21.7% and 26.2% for the third quarter and nine months ended September 27, 2013, respectively, and 25.3% and 29.0% for the third quarter and nine months ended September 28, 2012.

(2) Adjusted net income per share for periods prior to April 23, 2013 were calculated consistently with the two-class method in accordance with GAAP as the Series A preferred stock were considered participating securities. Subsequent to April 23, 2013, adjusted net income per share was calculated consistently with the if-converted method in accordance with GAAP as the Series A preferred stock were no longer participating securities. Adjusted net income per share for the nine months ended September 27, 2013 excludes the impact of 12,173,291 common stock equivalent shares as their inclusion would be anti-dilutive.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended September 28, 2012	$954.4		$443.8
Components of Change:
Existing Businesses	29.1	3.0%	72.6	16.4%
Acquisitions(1)	37.6	3.9%	6.7	1.5%
Foreign Currency Translation	(6.5)	(0.6)%	10.2	2.3%
Total	60.2	6.3%	89.5	20.2%
For the three months ended September 27, 2013	$1,014.6		$533.3

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the nine months ended September 28, 2012	$2,886.5		$1,475.7		$1,382.4
Components of Change:
Existing Businesses	2.4	0.1%	(2.5)	(0.2)%	44.7	3.2%
Acquisitions(1)	180.2	6.2%	46.2	3.1%	21.4	1.6%
Foreign Currency Translation	(33.3)	(1.1)%	(5.8)	(0.3)%	(1.6)	(0.1)%
Total	149.3	5.2%	37.9	2.6%	64.5	4.7%
As of and for the nine months ended September 27, 2013	$3,035.8		$1,513.6		$1,446.9

(1) Represents the incremental sales, orders and order backlog as a result of our acquisitions of Charter, Soldex, Co-Vent, and Clarus. The impact related to the Charter Acquisition represents 12 days of activity for ESAB and Howden as the acquisition closed on January 13, 2012.